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Exhibit (a)(v)

CB RICHARD ELLIS SERVICES, INC.

Notice to Non-Employee Optionholders
Regarding Substitute Form W-9

    Under U.S. federal income tax law, if your Tendered Options are accepted for payment you are required to provide the Company with your correct TIN on Substitute Form W-9 and to certify that the TIN provided on Substitute Form W-9 is correct. The TIN is your social security number. If the Company is not provided with the correct TIN, you may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to you with respect to Tendered Options may be subject to backup withholding.

    Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Company cannot refund amounts withheld by reason of backup withholding.

    A Substitute Form W-9 and guidelines for completing the form are provided with these instructions for your convenience. If you have any questions, please contact Walter Stafford at CB Richard Ellis Services, Inc., 505 Montgomery Street, 6th Floor, San Francisco, California 94111 or at (415) 733-5502.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.—Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

For this type of account:			Give the social security number of—

1.	Individual		The Individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor[2]
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee[1]
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
5.	Sole proprietorship		The owner[3]

For this type of account:			Give the employer identification number of—

6.	Sole proprietorship		The owner[3]
7.	A valid trust, estate, or pension trust		The legal entity[4]
8.	Corporate		The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization
10.	Partnership		The partnership
11.	A broker or registered nominee		The broker or nominee
12	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

1.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
2.	Circle the minor's name and furnish the minor's social security number.
3.	You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number of your employer identification number (if you have one).
4.	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number

Payees Exempt from Backup Withholding

Payees specifically exempted from withholding include:

•
An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
•
The United States or a state thereof, the District of Columbia a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
•
An international organization or any agency or instrumentality thereof.
•
A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•
A corporation.
•
A financial institution.
•
A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
•
A real estate investment trust.
•
A common trust fund operated by a bank under Section 584(a).
•
An entity registered at all times during the tax year under the Investment Company Act of 1940.
•
A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
•
A futures commission merchant registered with the Commodity Futures Trading Commission.
•
A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

•
Payments to nonresident aliens subject to withholding under Section 1441.
•
Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
•
Payments of patronage dividends not paid in money.
•
Payments made by certain foreign organizations.
•
Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

•
Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.
•
Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
•
Payments described in Section 6049(b)(5) to nonresident aliens.
•
Payments on tax-free covenant bonds under Section 1451.
•
Payments made by certain foreign organizations.
•
Mortgage interest paid to you.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS,OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Privacy Act Notice—Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

PAYER'S NAME: CB Richard Ellis Services, Inc.

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number

Payer's Request for Taxpayer Identification Number (TIN)
PART 2
Certification—Under penalty of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
	(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS') that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.	Part 3— / / Awaiting TIN

CERTIFICATE INSTRUCTIONS3/4You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

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The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
SIGNATURE
DATE
Sign Here

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, a portion of all reportable payments made to me will be withheld.

Signature	Date	, 2001

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  Exhibit (a)(v)
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER